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                                                                   Exhibit 10.52

                           COLE NATIONAL CORPORATION
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "AGREEMENT") is entered into as of January 18, 2000 (the "EFFECTIVE DATE") between Cole National Corporation, a Delaware corporation ("Company"), and Larry Pollock, an individual residing in the State of Ohio (the "Executive").

     WHEREAS, the Company desires to retain the services of the Executive, initially as President, Chief Operating Officer and a Member of the Board of Directors;

     WHEREAS, concurrently herewith, the Company and the Executive are entering into a Restricted Stock Agreement (the "RESTRICTED STOCK AGREEMENT" attached hereto as Exhibit A), pursuant to which the Company is granting the Executive an award of restricted stock;

     WHEREAS, concurrently herewith, the Company and the Executive are entering into a Nonqualified Stock Option Agreement No.1 ("OPTION AGREEMENT NO.1" attached hereto as Exhibit B), pursuant to which the Company is granting an award for nonqualified stock options;

     WHEREAS, concurrently herewith, the Company and the Executive are entering into a Nonqualified Stock Option Agreement No.2 ("OPTION AGREEMENT NO.2" attached hereto as Exhibit C), pursuant to which the Company is granting an award for nonqualified stock options;

     WHEREAS, the Executive will borrow money from the Company as evidenced by a promissory note (the "SECURED PROMISSORY NOTE" attached hereto as Exhibit D) pursuant to which the Company is making a recourse loan for a term of four (4) years to the Executive which is secured by a related Stock Pledge Agreement (the "STOCK PLEDGE AGREEMENT" attached hereto as Exhibit E); and

     WHEREAS, the Executive desires to provide his services to the Company on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. In addition to terms defined elsewhere herein, the following terms when used in this Agreement with initial capital letters shall have the meanings set forth below:

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         (a) "CAUSE" means that, prior to any termination of the Executive's employment, the Executive shall have:

                  (i) committed any willful misconduct, fraud or criminal activity (excluding traffic violations or other minor offenses) which commission is materially inimical to the interests of the Company, whether for his personal benefit or in connection with his duties for the Company; or

                  (ii) intentionally or knowingly violated any anti-fraud provision of the federal or state securities laws; or

                  (iii) wrongful]y disclosed secret processes or confidential information of the Company or any Subsidiary; or

                  (iv) wrongfully engaged in any Competitive Activity.

         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

         (b) "CHANGE IN CONTROL" means the occurrence during the Term of any of the following events:

                  (i) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

                  (ii) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediate]y prior to such transaction or series of transactions, it being acknowledged that a sale, transfer or other disposition of Things Remembered, Inc. or its assets is not such a sale of all or substantially all of the Company's assets;



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                  (iii) A person, within the meaning of Section 3(a)(9) or
         13(d)(3) (as in effect on the date of this Agreement) of the Securities Exchange Act of 1934, (the "EXCHANGE ACT") becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then outstanding voting securities of the Company without prior approval of the Company's Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; PROVIDED, HOWEVER, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary; (x) any employee benefit plan of the Company or any Subsidiary; or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;" or (z) any person or group of which the Executive is an affiliate; or

                  (iv) a majority of the members of the Board of Directors of the Company are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board of Directors of the Company who (x) was a member of the Board of Directors of the Company on the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election;

         (c) "COMMON STOCK" means shares of common stock of the Company, par value $.001 per share.

         (d) "DISABILITY" or "DISABLED" means that (i) a physician selected by the Company and reasonably satisfactory to the Executive certifies that the Executive suffers from a physical or a mental disability; and (ii) as a result of such disability the Board of Directors of the Company, in the exercise of its reasonable judgment based on such physician's report, determines that the Executive has been or is reasonably anticipated to be unable to perform his duties under this Agreement for at least ninety (90) days out of a one hundred twenty (120) successive day period. For the purpose of determining whether he is disabled, the Executive agrees that, if requested by the Company, he will submit to a physical examination by such physician, not more frequently than once a year, the cost of such examination to be paid by the Company.

         (e) "GOOD REASON" means:

                  (i) Following a Change in Control, either

                           (x) a majority of the members of the Board of
                  Directors of the Company immediately prior to the change in control are not Continuing Directors; or

                           (y) Jeffrey A. Cole is terminated by the Company
                  other than for cause or voluntarily terminates his employment other than for disability (or death) as Chairman of the Board of the Company; or



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                  (ii) Whether or not a Change in Control has occurred, there has been a substantial adverse change resulting in a reduction in the nature or scope of the duties or titles of the Executive held immediately prior to such change, or the Executive's principal office is relocated to a location more than 50 miles from either Twinsburg, Ohio or Shaker Heights, Ohio, it being acknowledged that a sale, transfer or other disposition of Things Remembered, Inc. or its assets is not such a substantial adverse change.

         (f) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Agreement, the continuous employment of the Executive with the Company or a Subsidiary will not be deemed interrupted, and the Executive will not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries

         (g) "TERMINATION DATE" means the date the Executive's employment with the Company ends for any reason.

     2. EMPLOYMENT. The Company hereby employs the Executive, and Executive hereby accepts employment with the Company, on the terms and conditions set forth in this Agreement.

     3. TERM. The term (the "Term") of the Executive's employment under this Agreement will be for four (4) years commencing on the date of this Agreement (the "Effective Date") and ending on the fourth anniversary of such date.

     4. POSITIONS AND DUTIES. (a) The Executive will serve as President and Chief Operating Officer, and will be nominated to serve as a member of the Board of Directors of the Company. The Executive will serve in such offices or positions to which he is elected or appointed by the Board of Directors or the Chief Executive Officer of the Company consistent with his duties as President and Chief Operating Officer. The Executive's service as an officer or director of the Company and of any of the direct or indirect, wholly or partially owned subsidiaries of the Company or of any of the Subsidiaries, will be encompassed within any reference made in this Agreement to employment with the Company.

         (b) The Executive will report to the Chief Executive Officer of the Company.

         (c) The Executive will, subject to the powers and authority reserved in or by the Board of Directors of the Company, have the authority and responsibility customarily attending each corporate office held by him pursuant to Section 4(a). In addition, the Executive will hold such other offices in and perform such other executive and administrative duties for the Company as the Board of Directors or Chief Executive Officer of the Company determine are appropriate. The Executive shall devote substantially all of his time, energy, and attention to the



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affairs and operations of the Company; provided, however, that the Executive may devote reasonable periods of time during normal business hours to (i) serving as a director or trustee in any organization or business so long as such activity would not constitute a violation of Section 11 of this Agreement, or (ii) engaging in charitable and community activities, or (iii) engaging in unrelated business investments so long as such positions or activities do not, in the opinion of the Company's Board of Directors, substantially detract from his performance of his duties for the Company. The Executive may continue to serve as a director of Borders Group, Inc., so long as such activity would not constitute a violation of Section 11 of this Agreement. The Executive shall obtain approval from the Compensation Committee of the Board of Directors prior to accepting a position as a director of any public company.

         (d) The Company shall cause the election of the Executive to its Board of Directors no later than January 31, 2000, and shall thereafter cause his nomination for re-election as a Director throughout the Term. In the event the Executive's employment with the Company terminates, the Executive shall promptly resign from the Board of Directors.

     5. COMPENSATION. During the Term:

         (a) SALARY. The Company will pay the Executive an aggregate annual base salary of $50,000.

         (b) BONUS. The Executive will receive an annual bonus equal to 100% of the annual bonus paid to the Chief Executive Officer from time to time in accordance with the existing annual bonus plan for senior management of the Company or any future bonus plans adopted for senior management generally of the Company, excluding discretionary bonuses and options and stock grants to the Chief Executive Officer. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion without any obligation hereunder to the Executive, consider the payment of a cash bonus to the Executive for the first fiscal year of the Company commencing after the Effective Date.

         (c) INVESTMENT IN COMPANY STOCK. The Executive agrees that he will purchase for his own account 262,500 shares of Common Stock within one hundred eighty (180) days of the Effective Date (the "PURCHASED SHARES"). The Company shall grant such reasonable extensions, in light of the circumstances, as may be requested by the Executive. In no event will Executive be required to expend more than Two Million Six Hundred Thirty-Five Thousand Dollars ($2,635,000) for the Purchased Shares. The Executive also may purchase for his own account an additional 262,500 shares of Common Stock (the "ADDITIONAL SHARES"). The Executive agrees that in no event will he, as a result of his own volition, purchase or otherwise acquire, directly or indirectly, for his own account, more than 525,000 shares (included in this total are the Purchased Shares, the Additional Shares, any shares acquired as a result of the Executive's exercise of Option No.2, and any shares acquired under Company sponsored stock based plans, excluding shares acquired as a result of exercise in whole or in part of Option No.1 and other options or stock purchase rights that may be granted to the Executive by the Company in the future). In addition to the 525,000 shares, the Executive may acquire shares of Common Stock through the exercise of Option No. 1 and options and stock purchase rights that may be granted to the Executive by the Company in the future. The required and permitted number or kind of shares shall be adjusted by the Board of Directors of the Company or the Compensation

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Committee of such Board, as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Executive under this Section 5(c) and otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights to purchase securities, or (iii) any distribution of the holders of the Common Stock of rights or warrants to purchase equity interests of the Company, or (iv) any other corporation transaction or event having an effect similar to any of the foregoing.

         (d) RESTRICTED STOCK AWARD. The Company will award to the Executive 525,000 shares of restricted Common Stock (the "RESTRICTED STOCK AWARD"), subject to the terms and conditions of the Restricted Stock Agreement.

         (e) NONQUALIFIED STOCK OPTIONS.

                  (i) The Company will grant the Executive under the Option Agreement No. 1 an option to purchase 262,500 shares of Common Stock ("OPTION NO. 1"), subject to the terms and conditions of the Option Agreement No.1.

                  (ii) The Company will grant the Executive under Option Agreement No.2 an option to purchase 100,000 shares of Common Stock ("OPTION NO.2"), subject to the terms and conditions of Option Agreement No. 2.

         (f) SECURED RESTRICTED STOCK LOAN. If the Executive makes a timely
Section 83(b) election for federal income tax purposes, the Company will enter into a secured recourse loan with the Executive evidenced by the Secured Promissory Note for a term of four (4) years in an amount equal to the tax on the Restricted Stock Award resulting from such election, subject to the terms and conditions of Secured Promissory Note and the Stock Pledge Agreement.

         (g) EXPENSES AND ALLOWANCES. The Executive is authorized in carrying out his responsibilities and duties under this Agreement, to incur reasonable business expenses for the benefit of the Company, including business expenses for transportation, entertainment, travel, lodging and similar items. The Executive will be provided with a current model company automobile, in accordance with policies applicable to other senior executives generally, or an equivalent cash allowance. All such expenses referred to above will either be paid directly by the Company or the Company shall promptly reimburse the Executive for expenditures upon the submission, from time to time, of itemized accountings for such expenditures.

         (h) VACATIONS. The Executive will be entitled to 5 weeks of vacation in each calendar year or such greater amount of vacation as may be permitted under the employment policies of the Company in accordance with its policies applicable to other senior executive employees generally.

         (i) EMPLOYEE BENEFIT PLANS. The Executive will be eligible to participate in the employee pension and welfare benefit plans maintained by the Company for



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senior executives, as the same may be modified, supplemented or replaced from time to time; provided, however, the Executive shall not participate in the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan. The option grants and restricted stock grant hereunder shall not be treated as compensation for purposes of any Company sponsored employee pension benefit plans.

         (j) OTHER AGREEMENTS. The rights and obligations of the parties under the Restricted Stock Agreement, Option Agreement No. 1, Option Agreement No. 2, the Secured Promissory Note and the Stock Pledge Agreement (collectively the "OTHER AGREEMENTS") will be governed by the terms and conditions of such Other Agreements and will not be enlarged or affected hereby, unless otherwise provided herein.

     6. DEATH OR DISABILITY DURING EMPLOYMENT. If the Executive dies or is disabled during the term of this Agreement, Company shall pay to the Executive, in case of his Disability, or to the beneficiary or beneficiaries designated by the Executive in case of his death, or if the Executive is legally incompetent or no such designation of death beneficiary has been made, then to the Executive's personal representative, the compensation that would otherwise be payable to the Executive pursuant to Section 5(a) and 5(b) of this Agreement for the period of time up to the date of his death or Disability.

     7. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON PRIOR TO A CHANGE IN CONTROL. (a) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason prior to a Change in Control and on or before the first anniversary of the Effective Date, the Company will forgive seventy-five percent (75%) of the principal on the then unpaid balance of the Secured Promissory Note and will make a cash payment of one million dollars ($1,000,000) to the Executive.

         (b) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason prior to a Change in Control and after the first anniversary and on or before the second anniversary of the Effective Date, the Company will forgive twenty-five percent (25%) of the principal on the then unpaid balance of the Secured Promissory Note.

         (c) Notwithstanding any other provisions of this Section 7, if for any reason 100% of the Restricted Stock becomes nonforfeitable under the provisions of the Restricted Stock Agreement, no portion of the principal on the Secured Promissory Note will be forgiven.

         (d) If, prior to the second anniversary of the Effective Date, either

                  (i) a majority of the members of the Board of Directors of the Company are not Continuing Directors, or

                  (ii) Jeffrey A. Cole is terminated by the Company or voluntarily resigns as Chairman of the Board of the Company,


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and no Change in Control has occurred, then, if Executive voluntarily terminates his employment with the Company other than for Good Reason, the Company will forgive one hundred percent (100%) of the principal on the then unpaid balance of the Secured Promissory Note.

         (e) The foregoing are in addition to and do not modify benefits under the Restricted Stock Agreement, Option Agreement No.1 and Option Agreement No.2.

     8. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL. (a) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason following a Change in Control and on or before the first anniversary of the Effective Date, the Company will forgive fifty percent (50%) of the principal on the then unpaid balance of the Secured Promissory Note.

         (b) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason following a Change in Control and after the first anniversary and on or before the second anniversary of the Effective Date, the Company will forgive twenty-five percent (25%) of the principal of the then unpaid balance of the Secured Promissory Note.

         (c) Notwithstanding any other provisions of this Section 8, if for any reason 100% of the Restricted Stock becomes nonforfeitable under the provisions of the Restricted Stock Agreement, no portion of the principal on the Secured Promissory Note will be forgiven.

         (d) The foregoing are in addition to and do not modify benefits under the Restricted Stock Agreement, Option Agreement No.1 and Option Agreement No.2.

     9. TERMINATION FOR CAUSE. Upon termination of the Executive's employment with the Company for Cause the Company shall pay to the Executive his base salary up to his Termination Date. The Executive will forfeit any bonus payments and any unvested Restricted Stock and unvested Options.

     10. STOCK SALES AND REGISTRATION RIGHTS. (a) Executive shall retain full legal and beneficial ownership of the Purchased Shares and the Restricted Shares for the duration of the Term, except that:

                  (i) upon shares of restricted Common Stock becoming nonforfeitable under the Restricted Stock Agreement, and subject to the pledge of shares under the Stock Pledge Agreement, the Executive may reduce his ownership of shares of Purchased Shares and nonforfeitable shares under the Restricted Stock Agreement to an amount that, in the aggregate, equals the then forfeitable shares under the Restricted Stock Award; and

                  (ii) upon a Change in Control, all restrictions under this provision lapse.

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         (b) Upon the shares of restricted Common Stock becoming nonforfeitable under the Restricted Stock Agreement, at the request of the Executive, the Company shall register for resale under the Securities Act of 1933 the number of shares of Purchased Shares and nonforfeitable shares under the Restricted Stock Agreement that the Executive is then entitled to sell under Section 12(a); provided, however, that:

                  (i) the Company is only obligated to register the shares using a short-form registration statement on Form S-3 or any equivalent successor form that the Company is then eligible to use and only one such registration;

                  (ii) the Company's Board of Directors, in their sole discretion, may impose reasonable black-out periods surrounding material events;

                  (iii) the Company will have no obligation to register any shares that the Executive is able to resell pursuant to the terms of Rule 144 within three months of the date of the Executive's request for registration;

                  (iv) the Executive, if he is then an employee of the Company, shall cooperate with the Company in reasonable efforts to minimize the impact on the Company of his trading; and

                  (v) the Company will use its best efforts to register the shares that may be acquired through exercise of the options granted under the Option Agreement No. 1 on Form S-8.

         11. (a) CONFIDENTIALITY. During the Term and at any time thereafter, the Executive shall not disclose, furnish, disseminate, make available, or, except in the ordinary course of performing his duties on behalf of the Company, use any trade secrets or confidential business and technical information of the Subsidiaries, the Company, any direct or indirect, wholly or partially owned subsidiaries of the Company or any of the Subsidiaries, or customers of any of the Subsidiaries, without limitation as to when it was acquired by him or whether it was compiled or obtained by or furnished to him while he was employed by the Company. Such trade secrets and confidential business and technical information are considered to include, without limitation, the vendor lists, vendor terms and programs, merchandise costs, financial statistics, research data, or any other statistics and plans contained in monthly and annual review books, profit plans, capital plans, critical issues, annual plans, strategic plans, or merchandising, marketing, real estate, or store operations plans. The Executive specifically acknowledges that all such information, whether reduced to writing or maintained in his mind or memory and whether compiled by the Subsidiaries and/or the Company and/or him, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Subsidiaries or the Company to maintain the secrecy of such information, that such information is and will remain the sole property of the Subsidiaries or the Company and that any retention and use of such information during or after the termination of his employment relationship with the Subsidiaries or the Company (except in the course of performing his duties)



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under this Agreement will constitute a misappropriation of the trade secrets of the Subsidiaries or the Company; PROVIDED, HOWEVER, that his restriction will not apply to information which is in the public domain or otherwise made public by other through no fault of the Executive, or as may be required by law.

         (b) NON-COMPETITION. Except as may otherwise be approved in advance by the Company's Board of Directors, during the Term and for a period of two (2) years (the "NON-COMPETE PERIOD") after the termination of his employment either for Cause, without Cause or by his voluntary resignation, the Executive shall not compete, directly or indirectly with any of the Subsidiaries or the Company. Without limiting the generality of the foregoing, the Executive shall not:

                  (i) enter into or engage in any business which competes with business of any of the Subsidiaries or the Company;

                  (ii) solicit customers, business, patronage, or orders for, or sell, any products in competition with, or for any business that competes with, the business of any of the Subsidiaries or the Company; or

                  (iii) divert, entice, or otherwise take away any customers, business, patronage or orders of any of the Subsidiaries or the Company or attempt to do so; or

                  (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation, or any other entity engaged in any business which he competes with the business of any of the Subsidiaries or the Company.

For the purposes of this Section 11(b), the Executive understands, acknowledges and agrees that he will be competing if he engages in any or all of the activities set forth in this Section 11(b) directly as an individual for his own account, or indirectly as a partner, joint venture, employee, agent, salesman, consultant, officer and/or director of any firm, association, corporation, or other entity, or as a stockholder of any corporation in which he owns, directly or indirectly, individually or in the aggregate, more than one percent (1%) of the outstanding stock.

         (c) NON-SOLICITATION. The Executive shall not directly or indirectly solicit or induce or attempt to solicit or induce any employees) or any sales representative(s), agent(s) or consultant(s) of any of the Subsidiaries, the Company or any direct or indirect, wholly or partially owned subsidiaries of the Company or any of the Subsidiaries to terminate their employment, representation or other association with such entity.

         (d) COOPERATION AND ASSISTANCE. During the Term and thereafter, the Executive will provide reasonable cooperation to the Company and the Subsidiaries in litigation and regulatory matters that relate to events that occurred during his periods of employment with the Company, the Subsidiaries and its or their predecessors, and will provide reasonable assistance to the Company and the Subsidiaries with matters relating to their corporate history from the periods of his employment with them or their predecessors. The Executive will be


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entitled to reasonable additional compensation and reimbursement of reasonable costs and expenses relating to any such cooperation or assistance that occurs following the Term.

         (e) REMEDIES. The Executive expressly acknowledges and agrees that the remedy at law for any breach by him of his obligations under this Section 11 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, he acknowledges and agrees that upon his violation of any obligation in this Section 11, the Subsidiaries and/or Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach without the necessity of proof of actual damage. Nothing in this Agreement will be deemed to limit the remedies of the Subsidiaries or the Company at law or in equity for any breach by the Executive of any of the obligations in this Section 11 that may be pursued or availed of by the Subsidiaries or the Company.

     12. STANDSTILL AGREEMENT.

         (a) During the Non-Compete Period, the Executive agrees that he will vote all shares directly or indirectly beneficially owned by him for the election of the slate of nominees for election to the Board of Directors of the Company selected by a majority of the members of the Board of Directors, and for the approval of all matters recommended by a majority of the members of the Company's Board of Directors, if any recommendation is made.

         (b) The Executive shall be present in person or by proxy at any meeting of Stockholders so that all shares of Common Stock owned by the Executive may be counted for the purposes of determining the presence of a quorum at such meeting.

         (c) The Executive further agrees that he will not join in any group or contest to acquire the Company's shares during the Non-Compete Period.

         (d) The Executive agrees that for a period commencing on the Effective Date through the end of the Non-Compete Period, except within the terms of a specific request from the Company, the Executive may not as a principal, or agent of another person, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this
Section 12(d) of this Agreement, nor except as aforesaid during such period will the Executive, as a principal, or agent of another person, (1) make, or in any way participate in, any solicitation of proxies with respect to any securities entitled to vote generally in the election of directors of the Company (together with direct or indirect options or other rights to acquire any such securities, "Voting Securities"), (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the Company's list of its shareholders or other books and records, (2) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of the Company or for the purpose of circumventing any provision of this Agreement, or (3) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company, except in his capacity as an officer or director of the Company.

     13. ENTIRE AGREEMENT: CONTINUING INDEMNIFICATION RIGHTS. (a) This Agreement and the Other Agreements shall constitute the entire agreements between the parties hereto with respect to the subject matters covered by this Agreement and the Other Agreements, and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter. The Executive shall not be entitled to any other payments or benefits, or damages, except as expressly provided for in this Agreement and the Other Agreements.

         (b) This Agreement shall not affect any indemnification or other rights under any indemnification agreement between the Executive and the Company or the Company's by-laws. The Company shall provide coverage for the Executive under the directors' and officers' liability coverage maintained by Company, as in effect from time to time, to the same extent as other current senior executive officers and directors of the Company.

     14. CHOICE OF LAW. This Agreement was entered into, and the negotiations proceeding this Agreement were conducted in Cleveland, Ohio, and this Agreement is intended to be performed within the State of Ohio, which is the principal residence of the Executive. Accordingly, the validity and interpretation of this Agreement will be determined in accordance with the internal laws of the State of Ohio without giving effect to the choice of law provision thereof.

     15. NOTICES. Any notices required or permitted to the given under this Agreement is to be in writing and either given by personal delivery or deemed to be delivered three (3) days after deposit, postage pre-paid, in the U.S. certified or registered mail, return receipt requested, or one (1) business day after deposit, prepaid, with a guaranteed overnight delivery service, addressed as follows:

          If to the Company:       Cole National Corporation
                                   5915 Landerbrook Drive
                                   Mayfield Heights, Ohio 44124
                                   Attention: General Counsel


         If to the Executive:      Larry Pollock
                                   18100 South Park Blvd.
                                   Shaker Heights, Ohio 44120

or at such other address as is specified in written notice given in the manner required in this Agreement.

     16. WAIVER OF BREACH. The waiver by either the Company or the Executive of a breach of any provisions of this Agreement will not operate or be construed as a waiver of any subsequent breach by either party.

     17. BINDING EFFECT. This Agreement will be binding upon and shall inure to the benefit of both the Executive and the Company and their respective successors, heirs and legal representatives, but neither this Agreement nor any rights under this Agreement may be assigned by the Executive or Company without the written consent of the other.

     18. SEVERABILITY. If any portion of this Agreement is invalid or illegal, such invalidity or illegality will not render this Agreement invalid or illegal as a whole but the invalid or illegal portions are to be stricken herefrom and the remainder of this Agreement will be binding on the parties and their successors and assigns as if such invalid or illegal provisions were never included in this Agreement from the first instance.

     19. AMENDMENTS. No amendment or variation of the terms of this Agreement will be valid unless the same are in writing signed by all parties.

     20. SECTION REFERENCES. Unless otherwise specified, all references in this Agreement to section will be construed to refer to sections of this Agreement.

     This Employment Agreement has been executed by the parties on the date and year first above written.


                              COLE NATIONAL CORPORATION


                              By: /s/ Jeffrey A. Cole
                                  ----------------------------------------------
                                   Title:



                              By: Chairman, CEO
                                  ----------------------------------------------
                                   Title:


                              /s/ Larry Pollock
                              --------------------------------------------------
                              Larry Pollock

     The following exhibits to this agreement have been separately filed with the following reference numbers:

     Exhibit        Description                              Exhibit Reference
     -------        -----------                               -----------------
       A            Restricted Stock Agreement                      10.53

       B            Nonqualified Stock Option Agreement No. 1       10.54

       C            Nonqualified Stock Option Agreement No. 2       10.55

                                                                       EXHIBIT D
                                                                       ---------


                            SECURED PROMISSORY NOTE
                            -----------------------

$____________                                          Date: _____________, 2000

     FOR VALUE RECEIVED, the undersigned, Larry Pollock ("Borrower"), hereby unconditionally promises to pay to the order of Cole National Corporation, a Delaware corporation (the "Company"), the principal sum of__________________ ($______) in lawful money of the United States of America and in immediately available funds, on January ___, 2004(1) unless earlier required by the terms of this Secured Promissory Note and to pay simple interest (computed on the basis of a 365 day year) on the unpaid principal amount hereof from and after the date of this Secured Promissory Note until the entire principal amount hereof has been paid in full, at the rate of____% per annum.(2) Interest is payable on each anniversary of the date of this Secured Promissory Note with respect to the period ending on such anniversary, and at maturity or upon full prepayment of the principal hereof. Not later than five business days prior to the date on which payment of interest is due, the Company shall give written notice to the Borrower of the amount of the payment due on such date.

     For purposes of this Promissory Note, a "business day" shall mean any day other than a Saturday, Sunday or federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 Midnight Eastern time.

     This Secured Promissory Note is delivered in consideration of a loan by the Company to the Borrower in connection with the award by the Company of 525,000 shares of Class A Common Stock, par value $.001 per share (such shares being the "Common Stock"), of the Company in accordance with the terms of a certain Restricted Stock Agreement (the "Agreement") dated as of January 19, 2000 between the Company and the Borrower. Payment of the principal of and interest on this Secured Promissory Note is secured pursuant to the terms of the Stock Pledge Agreement dated this date between Borrower and the Company. This Secured Promissory Note is subject to the following further terms and conditions:

     1. PAYMENT AND PREPAYMENT.


---------------------
1    The 4th anniversary of the date of the Employment Agreement.

2    Applicable AFR as of date of Note.

          (a) All payments of principal and interest on this Secured Promissory Note shall be made to the Company or its order in lawful money of the United States of America and in immediately available funds at the offices of the Company at its then principal place of business (or at such other place as the holder hereof shall notify Borrower in writing). Borrower may, at his option, prepay this Secured Promissory
          Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Secured Promissory Note shall be accompanied by payment of all interest accrued but unpaid hereunder.

          (b) Concurrently with any payment of any portion of this Secured Promissory Note pursuant to paragraph 1(a) hereof or any prepayment of any portion of the principal amount of this Secured Promissory Note pursuant to paragraph 1(b) hereof, the Company shall make a notation of such application or payment on this Secured Promissory Note. If full payment of all unpaid principal of and accrued and unpaid interest on this Secured Promissory Note is made, this Secured Promissory Note shall be cancelled. Any partial payment or prepayment shall be applied first to accrued and unpaid interest hereon and then to the unpaid installments of principal hereof in the inverse order of their maturity.

     2. CONVERSION TO DEMAND NOTE. In the event that the Borrower shall cease to be employed by the Company or any of its subsidiaries, then the unpaid principal of and accrued and unpaid interest on this Secured Promissory Note shall, upon demand by the Company given in writing to the Borrower, become immediately due and payable, subject, however, to the terms of the Employment Agreement dated as of January 19, 2000 between Borrower and the Company.

     3. EVENTS OF DEFAULT. Upon the occurrence of any of the following events ("Events of Default"):

          (a) Failure to pay any principal of this Promissory Note, including any prepayments required hereunder, when due which shall remain unremedied for thirty (30) days; or

          (b) Failure to pay any interest due under this Secured Promissory Note which shall remain unremedied for thirty (30) days following the date when such installment was originally due hereunder, provided, however, that the notice required to be given pursuant to the last sentence of the first paragraph of this Secured Promissory Note has been given in accordance with the terms thereof, or

          (c) A petition is filed by or against the Borrower seeking the entry of an order for relief under the bankruptcy laws of the United States, as now or hereafter amended or supplemented, or there is an appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Borrower or an assignment is made by the Borrower for the benefit of creditors;

then, and in any such event, the holder of this Secured Promissory Note may declare, by notice of default given to Borrower, the entire principal amount of this Secured Promissory Note to be forthwith due and payable, whereupon the entire principal amount of this Secured Promissory Note outstanding shall become due and payable without presentment, demand, protest and notices of any kind or of dishonor, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

     No delay or failure by the holder of this Secured Promissory Note in the exercise of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     4. ADDITIONAL RESTRICTIONS UPON OCCURRENCE OF AN EVENT OF DEFAULT. In case an Event of Default shall occur and be continuing, the Borrower agrees that he will not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any shares of Common Stock then beneficially owned or thereafter acquired by the Borrower, nor will he create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrances with respect to any shares of Common Stock, or any interest therein, or any proceeds thereof.

     5. MISCELLANEOUS:

         (a) The provisions of this Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws rules thereof.

         (b) All notices and other communication hereunder shall be in writing and will be deemed to have been duly given if delivered in person or mailed by certified mail or guaranteed overnight delivery service to the Company at its principal executive offices and to the Borrower at the last address reflected in the Company's records.

         (c) The paragraph headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretations of the provisions thereof.

         IN WITNESS WHEREOF, this Secured Promissory Note has been duly executed and delivered by Borrower on the date first written above.



                                             -----------------------------------
                                             Borrower: Larry Pollock



Witness:


---------------------------------------

                                                                       EXHIBIT E
                                                                       ---------



                             STOCK PLEDGE AGREEMENT




     THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") dated as of______________ 2000(1) is made by Larry Pollock (the "Pledgor") to Cole National Corporation, a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

     A. Pledgor has entered into a Restricted Stock Agreement with the Company, pursuant to which the Pledgor has been granted 525,000 restricted shares of common stock, par value $.001 of the Company (such shares being the "Common Stock" or the "Shares").

     B. In connection with a Section 83(b) election for federal income tax purposes, the Pledgor has borrowed from the Company the principal amount of ___________________ ($_______), and in consideration therefor, has delivered to the Company the Secured Promissory Note of the Pledgor, dated January 19, 2000, for such principal amount (the "Promissory Note").

     C. The Pledgor wishes to affirm the grant of security and assurance to the Company in order to secure the payment of the principal of and interest on the Promissory Note and to that effect to pledge to the Company the Shares.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. PLEDGE.

          (a) The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Company, all the Shares (the "Pledged Stock") and hereby grants

----------------------------
1 Date will be the same as that of the Promissory Note.

     to the Company, a first lien on, and security interest in, the Pledged Stock and in all proceeds thereof, together with appropriate undated stock powers duly executed in blank, as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal of and interest on the Promissory Note. In the event any Shares are forfeited under the Restricted Stock Agreement, such Shares shall be returned to the Company, and shall no longer be subject to the pledge of this Stock Pledge Agreement.

          (b) On or after January 18, 2002, the Company shall release, at Pledgor's written request, that number of shares that exceed a number of shares that, multiplied by the per share closing trading price for the Common Stock on the New York Stock Exchange on the date of release, equals two hundred percent (200%) of the balance (principal and interest) then due on the Promissory Note.

     2. ADMINISTRATION SECURITY. The following provisions shall govern the administration of the Pledged Stock:

          (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of any Event of Default under the Promissory Note), the Pledgor shall be entitled to act with respect to the Pledged Stock in any manner not inconsistent with the provisions of this Agreement, the Promissory Note or any document or instrument delivered or to be delivered pursuant to or in connection with the Promissory Note.

          (b) If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, in substitution of, in exchange for, or in respect of, any shares of any Pledged Stock, the Pledgor agrees to accept the same as the Company's agent and to hold the same in trust on behalf of and for the benefit of the Company and to deliver the same forthwith to the Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Company subject to the terms hereof, as additional collateral security for the payment of the principal of and interest on the Promissory Note. In case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization of the Company, the property so distributed shall be delivered to the Company to be held by it as additional collateral security for the payment of the principal of and interest on the Promissory Note. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Pledgor shall, until paid or delivered to the Company, be held by the Pledgor in trust as additional collateral security for the payment of the principal of and interest on the Promissory Note.

     All property at any time pledged with the Company hereunder (whether or not described herein) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral."

          (c) Notwithstanding paragraphs 1 and 2(b) hereof, unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash or stock dividends but not stock splits paid in respect of the Pledged Stock and, unless the Company shall have given notice pursuant to paragraph 3 of its intention to exercise all voting and stockholder rights with respect to the Pledged Stock and any stock dividends thereof, to vote the Pledged Stock and any stock dividends thereof and to give consents, waivers and ratifications in respect of the Pledged Stock and any stock dividends thereof; PROVIDED, HOWEVER, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or be inconsistent with or violate any provision of this Agreement, the Promissory Note, or any document or instrument delivered or to be delivered pursuant to or in connection with the Promissory Note.

          (d) Notwithstanding any payment or payments made by the Pledgor hereunder, or the receipt of any amounts by the Company with respect to the Collateral, or any set-off or application of funds of the Pledgor by the Company, the Pledgor shall not be entitled to be subrogated to any of the rights of the Company against any Collateral held by the Company for the payment of the principal of and interest on the Promissory Note until the principal of and interest on the Promissory Note are paid in full.

          (e) The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance satisfactory to the Company, as the Company shall request, including any financing statement and amendments thereto, or any other documents, as required under Ohio law and any other applicable law to protect the security interests created hereunder.

          (f) Subject to any sale by the Company or other disposition by the Company of the Pledged Stock or any stock dividends thereon or other property pursuant to this Agreement and subject to Section 6 below, the Pledged Stock and any other Collateral shall be returned to the Pledgor upon full payment of the principal of and interest on the Promissory Note.

     3. RIGHTS OF THE COMPANY. The Company shall not be liable for failure to collect or realize upon the principal of and interest on the Promissory Note or any collateral security therefor, or any part thereof, or for any delay in so doing nor shall the Company be under any obligation to take any action whatsoever with regard thereto. Any or all shares of the Pledged Stock and any stock dividends thereon held by the Company hereunder may, if an Event of Default has occurred and is continuing, provided that the Company shall have given prior written notice of its intention to do so to the Pledgor, be registered in the name of the Company or its nominee, and the Company or its nominee may thereafter exercise all voting and stockholder rights at any meeting of the Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock and any stock dividends thereon as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Stock and any stock dividends thereon upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by the Company of any right, privilege or option pertaining to any shares of the Pledged Stock and any stock dividends thereon, and in connection therewith, to deposit and deliver any and all of the Pledged Stock and any stock dividends thereon with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Company shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     4. REMEDIES IN CASE OF AN EVENT OF DEFAULT.

          (a) In case an Event of Default shall have occurred and be continuing, the Company shall have all of the remedies of a secured party under the Ohio Uniform Commercial Code, and, without limiting the foregoing, shall have the right, subject to any necessary regulatory approvals, to sell, assign and deliver the whole or, from time to time, any part of the Collateral or any interest in any part thereof, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise, each of which demands, advertisements and/or notices are hereby expressly waived (except the Company shall give 10 days' notice to the Pledgor of the time and place of any sale pursuant to this Section 4), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Company may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. The Company shall apply the net proceeds of any such sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to its rights hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the principal of and interest on the Promissory Note, in such order as the Company may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code, need the Company account for the surplus, if any, to the Pledgor The Pledgor agrees that the Company need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

          (b) The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Stock or other securities held as part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (the "Act"), or in the rules and regulations promulgated thereunder, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Stock or such other securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Stock or such other securities were sold at public sale, and that the Company has no obligation to delay the sale of the Pledged Stock or such other securities for the period of time necessary to permit the registration of the Pledged Stock or such other securities for public sale under the Act. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this
     Section 4 of the Pledged Stock or other securities held as part of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his best effort to secure the same.

          (d) Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     5. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor under this Agreement shall remain in full force and effect with regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Promissory Note, or any assignment or transfer thereof: (b)any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Agreement, the Promissory Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or the Promissory Note, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company or its successors, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     6. TRANSFER BY PLEDGOR. Without the prior written consent of the Company, the Pledgor agrees that he will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the collateral, nor will he create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

     7. REPRESENTATION, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that (a) he is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Agreement and the terms of the Restricted Stock Agreement; (b)he has the authority and legal right to pledge all the Pledged Stock pursuant to this Agreement; and (c) the pledge, assignment and delivery of such Pledged Stock pursuant to this Agreement creates a valid first lien on and a first perfected security interest in such shares of the Pledged Stock, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock. The Pledgor covenants and agrees that he will defend the Company's right, title and security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that he will have like title to and right to pledge any other property at any time hereafter pledged to the Company as Collateral hereunder and will likewise defend the Company's right thereto and security interest therein.

     8. ATTORNEY-IN-FACT. The Company or its successor is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 4(c), which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

     9 TERMINATION. Upon payment in full of the principal of and interest on the Promissory Note and upon the due performance of and compliance with all the provisions of the Promissory Note, this Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Collateral as has not theretofore been sold, released from this Agreement pursuant to Section 6 or otherwise applied pursuant to the provisions of this Agreement.

     10. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and will be deemed to have been duly given if delivered in person or mailed by certified mail or guaranteed overnight delivery service to the Company at its principal executive offices and to the Pledgor at the last address reflected in the Company's records.

     11. MISCELLANEOUS. The Company and its assigns shall have no obligation in respect of the Collateral, except to hold and dispose of the same in accordance with the terms of this Agreement. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall be binding upon the successors and assigns of the Pledgor. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the rules of conflicts of laws thereof. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

     12. OBLIGATION TO PROVIDE SUBSTITUTE COLLATERAL. In the event that the number of Shares that may become nonforfeitable is reduced pursuant to Section 4(b)(i) of the Restricted Stock Agreement, and the Company's Board of Directors, in its sole discretion, determines that the pledge of Shares under this Agreement is inadequate collateral for the obligations of the Pledgor under the Promissory Note, the Company may request, and Pledgor shall promptly deliver, as security, such additional shares of Common Stock or other collateral as the Board of Directors may reasonably determine is sufficient to secure the Pledgor's obligations under the Promissory Note.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of January ___, 2000.

                                        COLE NATIONAL CORPORATION



                                        By:_____________________________
                                             Its:


                                        PLEDGOR

                                        ________________________________
                                        Name: Larry Pollock



Number of Shares pledged:               525,000

Principal amount of Promissory Note:    $___________





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